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                                 EXHIBIT INDEX


                     10.5.2 Eastern's amended and restated Deferred Compensation Plan for Trustees, dated
                              April 22, 1998.
                    10.9.3    Amendment to Trust Agreement between
                              Eastern  and Key  Trust  Company  of
                              Ohio,  N.A.,  as successor  trustee,
                              dated February 25, 1998.
                    10.15.1 Letter agreements dated February 25, 1998 with each of J. A. Ives and R. R. Clayton terminating letter agreements dated April 28, 1994 regarding SERP benefits.
                    10.21.1   Amendment    to    Eastern's    1996
                              Non-Employee  Trustees' Stock Option
                              Plan, effective April 22, 1998.
                    27.1      Financial Data Schedule.